Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48306) pertaining to the Employee Stock Purchase Plan and the 2002 Non-Qualified Stock Option Plan of Optelecom Inc. of our report dated February 14, 2003, with respect to the consolidated financial statements and schedules of Optelecom Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

ERNST & YOUNG, LLP

McLean, Virginia
March 29, 2004